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                                                                 Exhibit (10)(o)


                                                                  EXECUTION COPY

                              SEPARATION AGREEMENT
                              --------------------

         THIS SEPARATION AGREEMENT, dated as of November 23, 1998 (the "Effective Date"), by and between National Auto Credit, Inc., a Delaware corporation (the "Company") and Edward T. Anderson ("Executive").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, Executive has expressed his intention to resign from employment with the Company, and in connection therewith, the Company and Executive have determined to enter into this Separation Agreement;

         NOW, THEREFORE, in consideration of their mutual promises, the Company and Executive agree as follows:

         1. RESIGNATION. Effective as of the Effective Date, Executive hereby resigns from active employment with, including all positions with and titles with respect to, the Company and all of its direct and indirect subsidiaries. The Company shall treat Executive's termination of employment for all purposes as a voluntary resignation.

         2. SEPARATION PAYMENT. In consideration for the promises, covenants and releases provided by Executive pursuant to this Separation Agreement including, but not limited to, (i) the consulting services as set forth in Section 3 herein, (ii) the covenants with respect to non-competition, non-solicitation, and confidentiality pursuant to Sections 7 and 8 herein and (ii) the Full and Final Release (attached as Exhibit A hereto), the Company shall pay to Executive a separation payment in an amount equal to $189,000 (the "Separation Payment"). The Separation Payment shall be paid to Executive in 12 equal installments on the last normal payroll date of each month during the period commencing on December 24, 1998 and ending on November 26, 1999.

         3. CONSULTING ARRANGEMENT. Executive agrees to provide consulting services to the Company (the "Consulting Services") during the period commencing on the Effective date and ending on November 30, 1999 (the "Consulting Period"). During the Consulting Period, Executive shall be available in person and by telephone to provide consultation and advice with respect to the transition of the individual chosen by the Company to replace Executive in Executive's former position with the Company and any other area that the Company reasonably requests consultation and advice; provided, however, that the Consulting Services shall be limited to 20 hours per week.

         4. EMPLOYEE BENEFIT PROGRAMS. (a) Except as expressly provided herein, Executive's participation in, and coverage under any and all Company provided benefit plans, policies and

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arrangements shall cease on the Effective Date. Notwithstanding the immediately preceding sentence, the Company shall continue in effect the same medical and life insurance benefits currently made available to Executive and his dependents (the "Welfare Benefits"), subject to such changes applicable to the Welfare Benefits with respect to all employees of the Company, until the earlier of November 30, 1999 or the date on which Executive obtains employment providing him and his dependents with comparable Welfare Benefits; provided, however, that the continuation of the Welfare Benefits shall be subject to Executive's payment to the Company, through deductions from monthly Separation Payments or otherwise, of the employee portion of the cost of such Welfare Benefits at the same level as all other employees of the Company. If Executive obtains employment providing fewer than all such Welfare Benefits, the Company may discontinue the Welfare Benefits as to which counterpart benefits are provided by such other employer. In addition, Executive shall be allowed to continue to use the Company provided automobile that Executive is currently using for three additional months commencing on the Effective Date and ending on February 26, 1999, at which time Executive must return the car to the Company. Executive's termination of employment on the Effective Date shall constitute a "qualifying event" for the purposes of Part 6 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("COBRA"). Executive acknowledges on behalf of himself and his dependents that any period with respect to which any of them otherwise would be eligible to elect continued group health plan coverage under COBRA shall be reduced by the period of post-termination Welfare Benefit continuation provided by this Separation Agreement.

         5. RELEASE. Executive hereby agrees and acknowledges that, upon payment of the amounts expressly provided for in this Separation Agreement, he will have received full payment for all services rendered on behalf of the Company. In consideration for the valuable consideration provided to Executive under this Separation Agreement, Executive shall execute the release in favor of the Company attached hereto as Exhibit A. Such release shall pertain to any and all claims that Executive may now have or may hereafter have against the Company or any of its predecessors, subsidiaries or affiliates arising out of or in connection with Executive's employment with, or service as an officer or a director of, the Company or any of its subsidiaries or affiliates, other than any claim for the payments or benefits to be provided to Executive under or in accordance with the terms of this Separation Agreement.

         6. WITHHOLDING. All payments to be made or benefits to be provided to Executive in accordance with this Separation Agreement shall be made net of all applicable income and employment taxes required to be withheld from such payments.

         7. CONFIDENTIAL INFORMATION. Except as may be required by an order of a court or agency of competent jurisdiction,


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Executive agrees to keep secret and confidential all non-public information concerning the Company and its subsidiaries and affiliates which was acquired by or disclosed to the Executive during the course of his employment by the Company or any of its subsidiaries or affiliates, including information relating to customers (including, without limitation, credit history, repayment history, financial data and plans, whether past, current or planned) ("Confidential Information") and not to disclose the same, either directly or indirectly, to any other person, firm or business entity, or to use it in any way; provided, however, that the provisions of this Section 7 shall not apply to information which is in the public domain or generally known in the industry or that was disclosed to Executive by independent third parties who were not bound by an obligation of confidentiality. The Executive further agrees that he will not make any statement or disclosure which would be prohibited by applicable Federal or state laws, and he will not make any statement or disclosure which is intended or reasonably likely to be detrimental to or disparaging about the Company or any of its subsidiaries or affiliates. Upon execution of this Separation Agreement, Executive shall promptly deliver to the Company all Company owned property in his possession or control, including, without limitation, all Company products, all personal property of the Company, all documents and all copies thereof, all software, notebooks, files, correspondence and all materials containing Confidential Information in any form.

         8. NON-COMPETITION/NON-SOLICITATION. Executive agrees that for the period commencing on the Effective Date and ending on the date that is the first anniversary of the Effective Date (the "Separation Period"), the Executive will not serve as or be a consultant to or employee, officer, agent, director or owner (of more than five percent (5%)) of another corporation, partnership or other entity which competes with the Company in the Business of the Company. The "Business" of the Company shall mean sub-prime auto financing at purchase discounts exceeding 20%. The Executive further agrees that during the Separation Period, he will not attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing any employee, supplier, dealer or customer of the Company or its subsidiaries or affiliates or any other person or entity that is employed by or engaged in a business relationship with the Company or its affiliates (or with which the Company or its subsidiaries or affiliates has proposed to engage in an employment or business relationship) to give up, or to not commence, employment or business relationship with the Company or its subsidiaries or affiliates.

         9. BLUE PENCIL PROVISION. If Section 7 and/or Section 8 shall for any reason be held to be excessively broad as to duration, scope, activity or subject in any jurisdiction, it shall (but only in such jurisdiction) be construed by limiting and reducing it, so as to be enforceable to the maximum extent compatible with applicable law.

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         10. MISCELLANEOUS. This Separation Agreement shall supersede and override the terms and conditions of any prior agreement with the Company and shall govern the rights and obligations of the parties hereto from the Effective Date. This Separation Agreement may be amended only by written instrument signed by the Company and Executive. This Separation Agreement shall constitute the entire agreement between the Company and Executive with respect to the subject matter hereof. This Separation Agreement shall be governed by the laws of the State of New York, without giving effect to the provisions thereof relating to conflict of laws. This Separation Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators (in the case of Executive) and assigns. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Notwithstanding anything herein to the contrary, this Separation Agreement shall not release Executive from his obligation to reimburse the Company for any amounts owed by Executive to the Company in connection with his employment with the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement effective as of the day first written above.



                                            NATIONAL AUTO CREDIT, INC.



                                            By:  /s/ Thomas W. Cross
                                                -------------------------------
                                                CEO

                                            EDWARD T. ANDERSON


                                             /s/ EDWARD T. ANDERSON
                                            ------------------------------------


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                                                                       EXHIBIT A



                             FULL AND FINAL RELEASE
                             ----------------------



                  Except as otherwise expressly provided herein, EDWARD T. ANDERSON (hereinafter "EXECUTIVE"), in exchange for sufficient consideration, on behalf of himself, his family, his heirs and assigns, irrevocably and unconditionally releases NATIONAL AUTO CREDIT, INC. (the "Company") any subsidiary corporations, any affiliated entities, whether or not incorporated, the employees, agents, officers, directors, and shareholders of all such entities, in their capacities as such, and any person or entity which may succeed to the rights and liabilities of such persons or entities by assignment or otherwise (hereinafter "NAC"), from all claims, controversies, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, rights of contribution and/or indemnification, and damages of whatever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or contingent, actual or potential, joint or individual, arising at any time on or before the Effective Date (the "Effective Date") of the Separation Agreement (the "Separation Agreement") to which this Exhibit is attached, that he has had or now has, based on any and all aspects of EXECUTIVE'S employment with the Company or his separation from that employment, including, but not limited to, all claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 or any federal, state or local laws or regulations relating to employment or benefits associated with employment; any and all claims relating to personal services performed for EXECUTIVE by NAC; all claims for breach of promise, detrimental reliance or tort (E.G., intentional infliction of emotional distress, defamation, assault, battery, false imprisonment, wrongful termination, interference with contractual or advantageous relationship, etc.), whether based on common law of otherwise, claims for emotional distress, mental anguish, personal injury, loss of consortium, and any and all claims that may be asserted on EXECUTIVE'S behalf by others. The foregoing list is meant to be illustrative rather than inclusive. Notwithstanding the foregoing, this release does not preclude EXECUTIVE from seeking to enforce or pursue any claim that may hereafter arise or to obtain any benefits to which he may be entitled under the Separation Agreement or under any employee welfare benefit plan, retirement or profit sharing plan or other employee benefit plan or arrangement sponsored by NAC, but his entitlement to such benefits, if any, will be determined in accordance with the terms and conditions of the Separation Agreement and the relevant plan documents (as the same have been


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modified in respect of EXECUTIVE and NAC as set forth in such Separation
Agreement).

                  EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED THAT HE SHOULD CONSULT WITH LEGAL COUNSEL IN CONNECTION WITH THIS RELEASE.

                  This release shall be construed in accordance with the laws of the State of New York, applicable to contracts made and entirely to be performed therein.

Dated:  12-22-98                             Signed: /s/ Edward T. Anderson
                                                    ----------------------------
                                                    EDWARD T. ANDERSON